Exhibit 3.1

BYLAWS OF

THE PEOPLES BANCTRUST COMPANY, INC.

ARTICLE I

MEETING OF SHAREHOLDERS

Section 1.1 Annual Meeting. The regular annual meeting of the shareholders for the election of directors, and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Corporation, or such other places as the Board of Directors may designate, on the second Tuesday of May of each year. If from any cause the annual meeting is not held on the above day or an election of directors is not made on the day of the annual meeting, the Board of Directors shall order the annual meeting or meeting for the election of directors to be held on some subsequent day, as soon thereafter as practicable, and notice thereof shall be given in the manner provided for herein.

Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, the President, or any shareholder or shareholders owning, in the aggregate, not less than thirty-three and one-third percent of all of the shares of the Corporation entitled to vote at the meeting.

Section 1.3 Notice of Shareholders’ Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally, by mail, by facsimile transmission, or other form of wire or electronic transmission as may be authorized by the Alabama Business Corporation Act, by or at the discretion of the Chairman, President, the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the current record of shareholders of the Corporation, with postage thereon prepaid. Such notice shall be delivered not less than ten or more than 60 days before the meeting date, unless the laws or Constitution of the State of Alabama, as the same may be amended from time to time, require a different notice period. Notice may be waived in writing, whether before or after the time stated therein.

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Section 1.4 Proxies. Shareholders may vote at any meeting of the shareholders by proxies executed in writing by the shareholder or by his duly authorized attorney-in-fact. Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.5 Voting of Shares. In all elections of directors, each holder of common stock shall be entitled to one vote for each share of such stock owned by him, and may vote either in person or by proxy. In the election of directors, no shareholder shall have the right of cumulative voting of his shares.

Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

Section 1.7 Nominations and Business at Annual Meeting.

A. Nominees. Only persons who are nominated in accordance with the procedures set forth in this paragraph A shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph A. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 45 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (i) as to each person who the shareholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A, or any successor regulation, under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving notice, (a) the name and address, as they appear on the Corporation’s books, of such shareholder and (b) the class and number of shares of the

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Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph A. The Chairman of the annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with procedures prescribed herein, and if he should so determine, he shall so declare to the annual meeting and the defective nomination shall be disregarded.

B. Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the meeting; provided, however, than in the event that less than 45 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything herein to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph B. The Chairman of an annual meeting shall, if the facts warrant, determine that a matter of business was not properly brought before the meeting in accordance with the provisions herein, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 1.8 Action Without a Meeting. Notwithstanding other provisions of these bylaws, any action which may be taken at a meeting of the shareholders, including the election of directors, may be taken without a meeting if a consent in writing of all shareholders entitled to vote is obtained pursuant to Alabama law.

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SECTION II

DIRECTORS

Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the “Board”) shall have the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board.

Section 2.2 Number. The number of directors of the Corporation shall be a variable range which is fixed at a minimum number of three and a maximum number of eighteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class). The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors; provided that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office, whether or not a quorum, shall concur in said action.

Section 2.3 Regular Meetings. The regular meetings of the Board of Directors shall be held at least semi-annually on such dates and at such places as the President or Secretary may designate.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the President, Secretary, or at the request of one-third or more of the directors. Each member of the Board of Directors shall be given notice either in writing, or in person, or by telephone, stating the time and place of such special meeting.

Section 2.5 Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.6 Vacancies in Board of Directors. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum.

Section 2.7 Removal of Director. A director, or the entire Board of Directors, may be removed only in accordance with Section 6.2 of the Articles of Incorporation.

Section 2.8 Directors Emeritus. There is created a status known as Director Emeritus, which shall be an honorary position for those directors who have retired from office. These positions may be filled by the Board in its discretion. The persons

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selected for this position shall not be voting members of the Board and shall not have any of the duties or responsibilities of a director. No such Director Emeritus shall be counted as a member of the Board for the purposes set forth under this Article II of these bylaws, or for any other purpose. Service by a Director Emeritus shall be voluntary. The Board may schedule meetings or otherwise consult with any one or more of the Directors Emeritus as the Board may determine, and provide for such compensation for services of a Director Emeritus as may be reasonable and appropriate.

Section 2.9 Incapacity of Director. In the event a director shall become physically or mentally incapacitated, the remaining members of the Board shall have the authority to so declare that person incapacitated and remove that person from the office of director.

Section 2.10 Action Without a Meeting. Notwithstanding other provisions of these bylaws, any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing of all directors entitled to vote is obtained pursuant to Alabama law.

ARTICLE III

COMMITTEES OF THE BOARD

Section 3.1 Committees. The Board of Directors may appoint, from time to time, from its own members, committees of one or more persons, for such purposes and with such powers as the Board may determine.

ARTICLE IV

OFFICERS

Section 4.1 President. The Board of Directors shall appoint one of its members to be President of the Corporation. The President shall preside at any meeting of the Board, unless a Chairman of the Board has been appointed and is present to so preside. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

Section 4.2 Secretary. The Board of Directors shall appoint a Secretary of the Corporation. The Secretary shall attend to the giving of all notices required by these bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers

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and duties pertaining by law, regulation or practice, to the Office of Secretary, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

Section 4.3 Other Officers. The Board of Directors may also appoint a Chairman of the Board and such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairman of the Board, or the President.

Section 4.4 Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed.

ARTICLE V

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 5.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation thereunto authorized by the Board of Directors, and may bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, the certificate is nevertheless valid, and it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Section 5.2 Form of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued, the variations in rights, preferences and limitations between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine variations for future series.

Each certificate representing shares shall state upon the face thereof: The name of the Corporation; that the Corporation is organized under the laws of the State of Alabama; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

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Section 5.3 Payment for Shares. No certificate shall be issued for any share until such share is fully paid.

Section 5.4 Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given in writing only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. No new stock certificate shall be issued to a transferee until the transfer has been made on the books of the Corporation. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 5.5 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 6.1 Indemnification.

A. The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Act, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted

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after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

B. In connection with indemnification of officers, directors and other persons pursuant to Section 6.1(A) of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Act.

C. The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in Section 6.1(A) or Section 6.1(B) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 6.1(A) of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 6.1(C) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee’s or agent’s benefit.

D. The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.

Section 6.2 Insurance. The Corporation may purchase and maintain insurance, or furnish similar protection (including but not limited to trust funds, self-insurance reserves, or the like), on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Section 6.3 Survival of Right. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article VI which

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serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

Section 6.4 Application of Indemnification Provisions.

A. Any indemnification, or advance for expenses, authorized under this Article VI shall not be deemed exclusive of and shall be in addition to that which may be contained in the Corporation’s articles of incorporation, these bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

B. This Article VI shall not limit the Corporation’s power to pay or reimburse expenses incurred by a director in connection with the director’s appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent to the proceeding.

Section 6.5 Compliance with Law. Notwithstanding any other provision of this Article VI, the Corporation may only make indemnification payments, advances of expenses or obtain insurance if such actions are taken in compliance with applicable law, including, without limitation, the requirements of 12 U.S.C. § 1828(k) and the implementing regulations thereunder.

ARTICLE VII

BYLAWS

Section 7.1 Inspection. A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Corporation and shall be open for inspection to all shareholders.

Section 7.2 Amendments. Except as may be otherwise limited by the Articles of Incorporation or by the shareholders, the bylaws may be amended, altered or repealed at any regular or special meeting of the Board of Directors by a vote of a majority of the total number of directors.

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